                    Exhibit 1. (8)(c)
                    -----------------


                 PARTICIPATION AGREEMENT

                         Among

                 RUSSELL INSURANCE FUNDS,

              RUSSELL FUND DISTRIBUTORS, INC.

                          PARTICIPATION AGREEMENT

                                   Among

                         RUSSELL INSURANCE FUNDS,

                      RUSSELL FUND DISTRIBUTORS, INC.

                                    and

                  GENERAL AMERICAN LIFE INSURANCE COMPANY


          THIS AGREEMENT is made and entered into as of this 1st day of
                                                             ---
October, 1996, by and among GENERAL AMERICAN LIFE INSURANCE COMPANY, a
-------
Missouri corporation (hereinafter the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as such schedule may be amended from time to time (each such account hereinafter referred to as the "Account" and collectively as the "Accounts"), and RUSSELL INSURANCE FUNDS, a Massachusetts Business Trust (hereinafter the "Investment Company"), and RUSSELL FUND DISTRIBUTORS, INC. a Washington corporation (hereinafter the "Underwriter").

          WHEREAS, Investment Company engages in business as a diversified open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products"); and

          WHEREAS, the beneficial interest in the Investment Company is divided into several series of shares, referred to individually as "Funds" and representing the interest in a particular managed portfolio of securities and other assets; and

          WHEREAS, Investment Company is registered as an open-end management investment company under the 1940 Act, and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

          WHEREAS, Frank Russell Investment Management Company (the "Adviser") is registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and

          WHEREAS, the Company has registered or will register certain variable life under the 1933 Act, and offers or will offer for sale certain variable life contracts which are or will be exempt from registration; and

          WHEREAS, each Account is a duly organized, validly existing, segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to one or more variable life contracts; and

          WHEREAS, the Company has registered or will register one of the Accounts as a unit investment trust under the 1940 Act and other Accounts are exempt from registration; and

          WHEREAS, the Underwriter is registered as a broker/dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter the "NASD"); and

          WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of each Account to fund certain of the aforesaid variable life contracts, and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value.

          NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                ARTICLE I. Sale of Investment Company Shares
                           ---------------------------------

     1.1 The Underwriter agrees to sell to the Company those shares of Investment Company which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Investment Company or its designee of the order for the shares of the Investment Company. For purposes of this Section 1.1, the Company shall be the designee of the Investment Company for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Investment Company; provided that the Investment Company receives notice of such order by 8:00 a.m. Pacific time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which Investment Company calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

     1.2 The Investment Company agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Investment Company calculates its net asset value pursuant to rules of the Securities and Exchange Commission, and the Investment Company shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Investment Company (hereinafter the "Board") may refuse to sell shares of any Fund, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

     1.3 The Investment Company and the Underwriter agree that no shares of any Fund will be sold to the general public.

     1.4 The Investment Company agrees to redeem for cash, on the Company's request, any full or fractional shares of the Investment Company held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Investment Company or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Investment Company for receipt of requests for redemption from each Account, and receipt by such designee shall constitute receipt by the Investment Company; provided that the Investment Company receives notice of such request for redemption by 8:00 a.m. Pacific time on the next following Business Day.

     1.5 The Company agrees to purchase and redeem the shares of selected Funds offered by the then-current prospectus of the Investment Company and in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the variable life contracts with the form numbers(s) which are listed on Schedule B attached hereto and incorporated herein by this reference, as such Schedule B may be amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts"), may be invested in the Investment Company, in such other investment companies advised by the Adviser as may be mutually agreed to in writing by the parties hereto, in the Company's general account or in other separate accounts of the Company managed by the Company or an affiliate, provided that such amounts may also be invested in an investment company other than the Investment Company if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Funds of the Investment Company and (b) the Company gives the Investment Company and the Underwriter 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts and (c) the Investment Company or Underwriter consents to the use of such other investment company.

     1.6 The Company shall pay for Investment Company shares on the next Business Day after an order to purchase Investment Company shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire.

     1.7 Issuance and transfer of the Investment Company's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Investment Company will be recorded in an appropriate title for each Account.

     1.8 The Investment Company shall furnish same day notice (by wire, facsimile transmission, or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the Investment Company's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

Investment Company shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.9 The Investment Company shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated.


                 ARTICLE II. Representations and Warranties
                             ------------------------------

     2.1 The Company represents and warrants that the Contracts are registered under the 1933 Act or are exempt from registration thereunder, that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 376.309 of the Insurance Code of the State of Missouri and that each Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or is exempt from registration thereunder.

     2.2 The Investment Company represents and warrants that Investment Company shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Missouri and Washington and all applicable federal and state securities laws and that the Investment Company is and shall remain registered under the 1940 Act. The Investment Company shall amend the Registration Statement for its shares under the 1933 and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Investment Company shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Investment Company or the Underwriter.

     2.3 The Investment Company represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.4 The Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Investment Company and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.5 The Investment Company currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Investment Company undertakes to have a board of trustees, a majority of whom are not interested persons of the Investment Company, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     2.6 The Investment Company makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

     2.7 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Investment Company shares in accordance with any applicable state laws and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     2.8 The Investment Company represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

     2.9 The Underwriter represents and warrants that it and the Advisor each is lawfully formed and validly existing under the laws of the State of Washington and that they each are registered under and do and will comply in all material respects with all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Investment Company in compliance in all material respects with any applicable state laws and federal securities laws.

     2.10 The Investment Company and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money or securities of the Investment Company are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Investment Company in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.11 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other entities dealing with the money or securities of the Investment Company are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Investment Company in an amount not less than five million dollars ($5 million). The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

           ARTICLE III. Prospectuses and Proxy Statements; Voting
                        -----------------------------------------

     3.1 The Underwriter shall provide the Company with as many printed copies of the Investment Company's current prospectus and Statement of Additional Information as the Company may reasonably request. If requested by the Company in lieu thereof, the Investment Company shall provide camera-ready film or computer diskettes containing the Investment Company's prospectus and Statement of Additional Information and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Investment Company is amended during the year) to have the prospectus for the Contracts and the Investment Company's prospectus printed together in one document, and to have the Statement of Additional Information for the Investment Company and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Investment Company's prospectus and/or its Statement of Additional Information in combination with other fund companies' prospectuses approved pursuant to Section 1.5 and statements of additional information. Except as provided in the following three sentences, all expenses of printing and distributing Investment Company prospectuses and Statements of Additional Information shall be the expense of the Company. For Prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Investment Company. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Investment Company's prospectus, the Investment Company will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Investment Company's per unit cost of typesetting and printing the Investment Company's prospectus. The same procedures shall be followed with respect to the Investment Company's Statement of Additional Information.

     The Company agrees to provide the Investment Company or its designee with such information as may be reasonably requested by the Investment Company to assure that the Investment Company's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

     3.2 The Investment Company's prospectus shall state that the Statement of Additional Information for the Investment Company is available from the Underwriter or the Company (or in the Fund's discretion, the Prospectus shall state that such Statement is available from the Investment Company).

     3.3 The Investment Company, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other required communications (except for prospectuses and Statements of Additional Information, which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

     3.4  If and to the extent required by law the Company shall:

          (i)   solicit voting instructions from Contract owners;
          (ii) vote Investment Company shares in accordance with instructions received from Contract owners; and
          (iii) vote Investment Company shares for which no instructions have been received in the same proportion as Investment Company shares of such Fund for which instructions have been received,

so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Investment Company shares held in any segregated asset account in its own right, to the extent permitted by law.

     3.5 The Investment Company will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Investment Company will either provide for annual or special meetings or comply with the requirements of Section 16(c) of the 1940 Act (although the Investment Company is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Investment Company will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.


                 ARTICLE IV. Sales Material and Information
                             ------------------------------

     4.1 The Company shall furnish, or shall cause to be furnished, to the Investment Company or its designee, each piece of sales literature or other promotional material, or component thereof, in which the Investment Company, the Adviser, or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Investment Company or its designee object to such use within fifteen Business Days after receipt of such material.

     4.2 The Company shall not give any information or make any representations or statements on behalf of the Investment Company or concerning the Investment Company in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Investment Company shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Investment Company, or in sales literature or other promotional material approved by the Investment Company or its designee or by the Underwriter, except with the permission of the Investment Company or the Underwriter or the designee of either.

     4.3 The Investment Company, the Underwriter, or their designees shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material, or component thereof, in which the Company or its separate Accounts are named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee objects to such use within fifteen Business Days after receipt of such material.

     4.4 The Investment Company and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or offering materials for the Contracts, as such may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     4.5 The Investment Company will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Investment Company or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

     4.6 The Company will provide to the Investment Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities. In the case of unregistered Contracts, in lieu of providing prospectuses and Statements of Additional Information, the Company shall provide the Investment Company with one complete copy of the offering materials for the Contracts.

     4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, electronic media, or other public media), sales literature (i.e., any written communication distributed
                                 ----
or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses. Statements of Additional Information, shareholder reports, and proxy materials.

                        ARTICLE V. Fees and Expenses
                                   -----------------

     5.1 The Investment Company and the Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Investment Company or any Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter, or other resources available to the Underwriter. No such payments shall be made directly by the Investment Company. Currently, no such payments are contemplated.

     5.2 All expenses incident to performance by the Investment Company under this Agreement shall be paid by the Investment Company. The Investment Company shall see to it that all of its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Investment Company, in accordance with applicable state laws prior to their sale. The Investment Company shall bear the expenses for the cost of registration and qualification of the Investment Company's shares, preparation and filing of the Investment Company's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Investment Company's shares.

     5.3 The Company shall bear the expenses of distributing the Investment Company's prospectus, proxy materials, and reports to owners of Contracts issued by the Company.


                         ARTICLE VI. Diversification
                                     ---------------

     6.1 The Investment Company will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Investment Company will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.


                         ARTICLE VII. Indemnification
                                      ---------------

     7.1     Indemnification By The Company
             ------------------------------

     7.1(a). The Company agrees to indemnify and hold harmless the Investment Company and each member of the Board and officers and each person, if any, who controls the Investment Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Investment Company's shares or the Contracts and:

             (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any Registration Statement, prospectus or other offering materials for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Investment Company for use in any Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Investment Company's shares; or

             (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Investment Company not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Investment Company shares; or

             (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Investment Company or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Investment Company by or on behalf of the Company; or

             (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

             (v) arise out of a result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

     7.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Investment Company, whichever is applicable.

     7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     7.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Investment Company shares or the Contracts or the operation of the Investment Company.

     7.2     Indemnification by the Underwriter
             ----------------------------------

     7.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Investment Company's shares or the Contracts and:

             (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Investment Company (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Investment Company by or on behalf of the Company for use in the Registration Statement or prospectus for the Investment Company or in the sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Investment Company shares; or

             (ii) arise out of or as a result of statements or representations (other than statements or representations contained in any Registration Statement, prospectus, other offering materials or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Investment Company, Adviser, or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Investment Company shares; or

             (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, other offering materials or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Investment Company; or

             (iv) arise as a result of any failure by the Investment Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

             (v) arise out of or result from any material breach of any representation or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

     7.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or each Account, whichever is applicable.

     7.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such

Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     7.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of any Account.

     7.3     Indemnification By the Investment Company
             -----------------------------------------

     7.3(a). The Investment Company agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Investment Company or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Investment Company and:

                  (i) arise as a result of any failure by the Investment Company to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

                  (ii) arise out of or result from any material breach of any representation or warranty made by the Investment Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Investment Company, as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

     7.3(b). The Investment Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such

Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Investment Company, the Underwriter or any Account, whichever is applicable.

     7.3(c). The Investment Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Investment Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Investment Company of any such claim shall not relieve the Investment Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Investment Company will be entitled to participate, at its own expense, in the defense thereof. The Investment Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Investment Company to such party of the Investment Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Investment Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     7.3(d). The Company and the Underwriter agree promptly to notify the Investment Company of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of any Account, or the sale or acquisition of shares of the Investment Company.


                        ARTICLE VIII. Applicable Law
                                      --------------


     8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Missouri.

     8.2. To the extent they are applicable, this Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant and the terms hereof shall be interpreted and construed in accordance therewith.


                    ARTICLE IX. Termination of Agreement
                                ------------------------

     9.1 This Agreement shall continue in full force and effect until the first to occur of:

             (a) termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

             (b) termination by the Company by written notice to the Investment Company and the Underwriter with respect to any Fund based upon the Company's determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

             (c) termination by the Company by written notice to the Investment Company and the Underwriter with respect to any Fund in the event any of the Fund's shares are not registered, issued, or sold materially in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

             (d) termination by the Company by written notice to the Investment Company and the Underwriter with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Investment Company may fail to so qualify; or

             (e) termination by the Company by written notice to the Investment Company and the Underwriter with respect to any Fund in the event that such Fund fails to meet the diversification requirements specified in Article VI hereof; or

             (f) termination by either the Investment Company or the Underwriter by written notice to the Company, if either one or both of the Investment Company or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company or its affiliated companies has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

             (g) termination by the Company by written notice to the Investment Company and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Investment Company or the Underwriter has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

             (h) termination by the Investment Company or the Underwriter by written notice to the Company if the Company gives the Investment Company and the Underwriter the written notice specified in Section 1.5 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 9.1(b) shall be effective forty-five (45) days after the notice specified in
     Section 1.5 was given.

     9.2 Notwithstanding any termination of this Agreement, the Investment Company and the Underwriter shall at the option of the Company, continue to make available additional shares of the Investment Company pursuant to the terms and conditions of this Agreement, for all

Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investment in the Investment Company, redeem investments in the Investment Company, or invest in the Investment Company upon the making of additional purchase payments under the Existing Contracts.

     9.3 The Company shall not redeem Investment Company shares attributable to the Contracts (as opposed to Investment Company shares attributable to the Company's assets held in any of the Accounts) except (i) as necessary to implement Contract Owner initiated transactions, or (ii) as required by state or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"). Upon request, the Company will promptly furnish to the Investment Company and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Investment Company and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving the Investment Company or the Underwriter ninety (90) days notice of its intention to do so.


                             ARTICLE X. Notices
                                        -------

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Investment Company:
             909 A Street
             Tacoma, Washington 98402
             Attention: Karl J. Ege, Esq.

     If to the Company:
             13045 Tesson Ferry Road
             St. Louis, Missouri 63128
             Attention: Barbara Synder

     If to the Underwriter:
             909 A Street
             Tacoma, Washington 98402
             Attention: Karl J. Ege, Esq.

                          ARTICLE XI. Miscellaneous
                                      -------------

     11.1. All persons dealing with the Investment Company must look solely to the property of the Investment Company for the enforcement of any claims against the Investment Company as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Investment Company.

     11.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

     11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     11.5. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable life insurance operations of the Company are being conducted in a manner consistent with the California Variable Life Insurance Regulations and any other applicable law or regulations.

     11.7 The Investment Company and Underwriter agree that to the extent any advisory or other fees received by the Investment Company, the Underwriter, or the Adviser are determined to be unlawful in legal or administrative proceeds under the 1973 NAIC model variable life insurance regulation in the states of California, Colorado, Maryland, or Michigan, the Underwriter shall indemnify and reimburse the Company for any out of pocket expenses and actual damages the Company has incurred as a result of any such proceeding; provided however that the provisions of Section 7.2(b) and 7.2(c) shall apply to such indemnification and reimbursement obligation. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Investment Company or the Underwriter under this Agreement.

     11.8 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     11.9 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

     11.10 The Company shall furnish, or shall cause to be furnished, to the Investment Company or its designee copies of the following reports:

     (a) the Company's annual statement prepared under statutory accounting principles, as soon as practical and in any event within 90 days after the end of each fiscal year;

     (b) the Company's quarterly statement (statutory), as soon as practical and in any event within 45 days after the end of each quarterly period; and

     (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders or policyholders, as soon as practical after the delivery thereof; and

     11.11 The Master Trust Agreement dated 11 July 1996, as amended from time to time, establishing the Investment Company, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name Russell Insurance Funds means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Investment Company hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Investment Company, personally, but shall bind only the trust property of the Investment Company, as provided in its Master Trust Agreement.
The execution and delivery of this Agreement have been authorized by the Trustees of the Investment Company and signed by the President of the Investment Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of the personally, but shall bind only the trust property of the Investment Company as provided in its Master Trust Agreement.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and on behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                     GENERAL AMERICAN LIFE
                                     INSURANCE COMPANY


ATTEST:/s/ Matthew P. McCauley  BY  /s/ Ben H. Wolzenski
       -----------------------      ----------------------
       Assistant Secretary          Exec. Vice President -
                                    Individual

                                     DATE:




                                     RUSSELL INSURANCE FUNDS


ATTEST:/s/ Gregory J. Lyons      BY /s/ Linn L. Anderson
       -----------------------      ----------------------
       Associate General Counsel          President

                                     DATE: 10/1/96



                                     RUSSELL FUND
                                     DISTRIBUTORS, INC.


ATTEST:/s/ Gregory J. Lyons      BY /s/ Linn L. Anderson
       -----------------------      ----------------------
       Associate General Counsel           President

                                     DATE: 10/1/96

                               Schedule A
                               ----------

                                Accounts
                                --------



Name of Account          Date of Resolution of Company's
                                 Board which Established the
                                 Account


General American         January 24, 1985

Separate Account Eleven

                               Schedule B
                               ----------

                               Contracts
                               ---------



1.   Contract Form Numbers:


     FRC-VUL 100003 (10/95)







2. Funds currently available to act as investment vehicles for certain of the above-listed contracts:


     General Account of General American Life Insurance Company
     Money Market Fund of General American Capital Company
     Russell Insurance Funds: Multi-Style Equity Fund
                                        Aggressive Equity Fund
                                        Non-U.S. Fund
                                        Core Bond Fund

                               AMENDMENT NO. 2
                                     TO
                           PARTICIPATION AGREEMENT

This Amendment No. 2 (this "Amendment") is made this 15th day of September,
                                                     ----        ---------
1997 to the Participation Agreement (the "Agreement"), dated October 1, 1996, by and among General American Life Insurance Company (the "Company"), Russell Insurance Funds (the "Investment Company"), and Russell Fund Distributors, Inc. (the "Underwriter").


WHEREAS, the parties wish to amend the Agreement to specify the parties' responsibilities with respect to conditions contained in the Investment Company's "mixed and shared funding" SEC exemptive order;

NOW, THEREFORE, in consideration of premises and of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 3.4 of the Agreement is hereby amended and replaced in its entirety to read as follows:

            "3.4     The Company will provide pass-through voting
       privileges to all Variable Insurance Product owners so long as the SEC continues to interpret the Investment Company Act of 1940 as requiring pass-through voting privileges for Variable Insurance Product owners. Accordingly, the Company, where applicable, will vote shares of the Fund held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Insurance Product owners. The Company will be responsible for assuring that each of its separate accounts that participates in the Investment Company calculates voting privileges in a manner consistent with other participating insurance companies. The Company will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

                     If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Investment Company Act of 1940 or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Investment Company's mixed and shared funding exemptive order, then the Investment Company, and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable."

2. A new Article, designated "Article V-A" is hereby added to the Agreement to immediately follow existing Article V, and Article V-A shall read in its entirety as follows:

                       "ARTICLE V-A.  POTENTIAL CONFLICTS
                                      -------------------

                     5-A.1 The parties acknowledge that Investment Company has received an exemptive order from the SEC granting relief from various provisions of the Investment Company Act of 1940 and the rules thereunder to the extent necessary to permit

       Investment Company shares to be sold to and held by Variable Insurance Products separate accounts of both affiliated and unaffiliated participating insurance companies. The exemptive order requires the Investment Company and each participating insurance company to comply with conditions and undertakings substantially as provided in this
       Article V-A. The Investment Company will not enter into a participation agreement with any other participating insurance company unless it imposes the same conditions and undertakings as are imposed on the Company.

            5-A.2 The Investment Company's Board of Trustees ("Board") will monitor the Investment Company for the existence of any material irreconcilable conflict between the interests of Variable Insurance Product owners of all separate accounts investing in the Investment Company. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Investment Company are being managed; (e) a difference in voting instructions given by Variable Insurance Product owners; and
       (f) a decision by a participating insurance company to disregard the voting instructions of Variable Insurance Product owners.

            5-A.3 The Company will report any potential or existing conflicts to the Investment Company's Board. The Company will be responsible for assisting the Board in carrying out its duties in this regard by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the Company to inform the Board whenever it has determined to disregard Variable Insurance Product owner voting instructions. These responsibilities of the Company will be carried out with a view only to the interests of the Variable Insurance Product owners.

            5-A.4 If a majority of the Board or majority of its disinterested Trustees, determines that a material irreconcilable conflict exists affecting the Company, then the Company, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested Trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including:
       (a) withdrawing the assets allocable to some or all of the separate accounts from the Investment Company or any Fund thereof and reinvesting those assets in a different investment medium, which may include another Fund of the Investment Company, or another investment company;
       (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Insurance Product owners and as appropriate, segregating the assets of any appropriate group (i.e., variable annuity or variable life insurance contract owners of one or more participating insurance companies) that votes in favor of such segregation, or offering to the affected Variable Insurance Product owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of the Company's decision to disregard Variable Insurance Product owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the Company may be required at the election of the Investment Company, to withdraw its separate accounts' investment in the Investment Company, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Insurance Product owners.

            For the purposes of this Section 5-A.4, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict but in no event will the Investment Company or any investment adviser of the Investment Company be required to establish a new funding medium for any Variable Insurance Product. Further, the Company shall not be required by this Section 5-A.4 to establish a new funding medium for any Variable Insurance Product if any offer to do so has been declined by a vote of a majority of Variable Insurance Product owners materially and adversely affected by the irreconcilable material conflict.

            5-A.5 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to the Company.

            5-A.6. No less than annually, the Company shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board."

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first set forth above.

                                              GENERAL AMERICAN LIFE
                                              INSURANCE COMPANY



Attest:  /s/ Matthew P. McCauley              By:  /s/ Ben H. Wolzenski
       -------------------------------           ------------------------------

Title:  Assistant Secretary                   Title:  Exec. V.P. - Individual
      --------------------------------              ---------------------------


                                               RUSSELL INSURANCE FUNDS


Attest:  /s/ Gregory J. Lyons                 By: /s/ Linn L. Anderson
       -------------------------------            -----------------------------

Title:  Associate General Counsel             Title:  President
      --------------------------------               --------------------------


                                               RUSSELL FUND DISTRIBUTORS, INC.


Attest:  /s/ Gregory J. Lyons                 By: /s/ Linn L. Anderson
       -------------------------------            -----------------------------

Title:  Associate General Counsel             Title:  President
      --------------------------------               --------------------------

                                  AMENDMENT NO. 1
                                        TO
                              PARTICIPATION AGREEMENT

This Amendment No. 1 (this "Amendment") is made this 1st day of January, 1997
                                                     ---        -------
to the Participation Agreement (the "Agreement"), dated October 1, 1996, by and among General American Life Insurance Company (the "Company"), Russell Insurance Funds (the "Investment Company"), and Russell Fund Distributors, Inc. (the "Underwriter").

WHEREAS, the parties hereto wish to amend the Agreement to add an additional Company Accounts and Contracts to the Agreement; and

WHEREAS, the Parties wish to amend the Agreement so that the exclusivity provisions set forth in Section 1.5 of the Agreement do not apply to the Contracts added by this Amendment and apply only to the Contract listed on Schedule B prior to the execution of this Amendment.

NOW THEREFORE, in consideration of premises and of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Schedule A of the Agreement is hereby amended and replaced in its entirety to read as set forth in Schedule A of this Amendment.

2. Schedule B of the Agreement is hereby amended and replaced in its entirety to read as set forth in Schedule B of this Amendment.

3. Section 1.5 of the Agreement is hereby amended and replaced in its entirety to read as set forth below:

     "The Company agrees to purchase and redeem the shares of selected Funds offered by the then-current prospectus of the Investment Company and in accordance with the provisions of such prospectus."

     "Subject to the terms set forth in the next paragraph, the parties agree that all net amounts available under the variable life contracts which are listed on Schedule B attached hereto and incorporated herein by this reference, as such Schedule B may be amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts"), may be invested in the Investment Company, in other investment companies, or in the Company's general account or other separate accounts without the consent of the Investment Company or the Underwriter."

     "The Company agrees that all net amounts available under the FRC-VUL variable life contract, which is listed on Schedule B, may be invested in the Investment

     Company, in such other investment companies advised by the Adviser as may be mutually agreed to in writing by the parties hereto, in the Company's general account or in other separate accounts of the Company managed by the Company or an affiliate, provided that such amounts may also be invested in an investment company other than the Investment Company if: (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Funds of the Investment Company; (b) the Company gives the Investment Company and the Underwriter 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; and
     (c) the Investment Company or Underwriter consents to the use of such other investment company."

IN WITNESS WHEREOF, each of the Parties hereto have caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first set forth above.

                                   GENERAL AMERICAN LIFE
                                   INSURANCE COMPANY


Attest: /s/ Matthew P. McCauley     By: /s/ Ben H. Wolzenski
        -----------------------         --------------------

Title:  Assistant Secretary        Title: Executive Vice President-Individual
       -----------------------            ------------------------


                                   RUSSELL INSURANCE FUNDS


Attest: /s/Gregory J. Lyons        By: /s/Linn L. Anderson
        ----------------------         --------------------

Title: Associate General Counsel   Title: President
       -------------------------          ------------------


                                   RUSSELL FUND DISTRIBUTORS, INC.


Attest: /s/Gregory J. Lyons        By: /s/Linn L. Anderson
        ----------------------         --------------------

Title: Associate General Counsel   Title: Chief Executive Officer
       -------------------------          -------------------------

                             SCHEDULE A
                             ----------

                              ACCOUNTS
                              --------


NAME OF ACCOUNT                   DATE OF RESOLUTION OF COMPANY'S
                                  BOARD WHICH ESTABLISHED THE ACCOUNT


General American                  January 24, 1985
Separate Account Eleven

General American                  September 28, 1995
Separate Account Thirty-Seven

General American                  September 28, 1995
Separate Account Thirty-Eight

General American                  September 28, 1995
Separate Account Thirty-Nine

General American                  December 19, 1996
Separate Account Forty-Four

                                  SCHEDULE B
                                  ----------

                                  CONTRACTS
                                  ---------


1.   CONTRACT FORM NUMBERS:

     *   FRC-VUL 100003 (10/95)
     *   VGSP-VUL 100003 (10/95)
     *   40013 (private placement)
     *   40015 (private placement)
     *   40016 (private placement)


2. FUNDS CURRENTLY AVAILABLE TO ACT AS INVESTMENT VEHICLES FOR THE FRC-VUL 100003 CONTRACT LISTED ABOVE:

     *   General Account of General American Life Insurance Company
     *   General American Capital Company Money Market Fund
     *   Russell Insurance Funds:
             *   Multi-Style Equity Fund
             *   Aggressive Equity Fund
             *   Non-U.S. Fund
             *   Core Bond Fund